Exhibit 99.1


        Willis Group Reports Strong Third Quarter 2007 Results

     Reported (and Adjusted) Earnings per Diluted Share of $0.46;
       Adjusted Earnings per Diluted Share Increased 28 Percent

    6 Percent Reported Revenue Growth; 4 Percent Organic Growth in
                         Commissions and Fees

  Reported (and Adjusted) Operating Margin of 16.2 Percent; Adjusted
              Operating Margin Increased 110 Basis Points


    NEW YORK--(BUSINESS WIRE)--Oct. 24, 2007--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reported results for the quarter and nine months ended September 30, 2007.

    "Our results this quarter once again illustrate the continued execution of our Shaping our Future strategy for profitable growth," said Joe Plumeri, Chairman and Chief Executive Officer. "We have delivered yet another quarter with strong new business-driven top line growth in a soft rate environment, operating margin expansion and earnings growth."

    Third Quarter 2007 Financial Results

    Reported net income for the quarter ended September 30, 2007 was $67 million, or $0.46 per diluted share, compared with $89 million, or $0.56 per diluted share, a year ago. The results for the quarter ended September 30, 2006 were affected by a $91 million net of tax gain on the sale of the Company's London headquarters and significant expenditure on 2006 Shaping our Future initiatives.

    Excluding those items, reported (and adjusted) net income was $67 million for the quarter ended September 30, 2007 compared with adjusted net income of $57 million a year ago. Adjusted earnings per diluted share increased 28 percent to $0.46 in the quarter ended September 30, 2007, up from $0.36 a year ago. Third quarter 2007 earnings per diluted share included a $0.07 benefit from the release of tax provisions relating to the resolution of prior period tax positions. Foreign currency translation had a negative impact of $0.02 per diluted share on third quarter 2007 compared with the third quarter 2006.

    Total reported revenues for the quarter ended September 30, 2007 rose 6 percent to $574 million compared to $543 million in the third quarter 2006. The effect of foreign currency translation increased reported revenues by 2 percent and net acquisitions had a positive impact of 1 percent on reported revenues.

    Organic growth in commissions and fees, which excludes market remuneration, was 4 percent in the third quarter 2007. This growth was attributed to net new business won of 6 percent; there was a negative 2 percent impact from declining premium rates tempered by other market factors such as higher commission rates, higher insured values and changes in limits and exposures.

    The International business unit contributed 7 percent organic growth in commissions and fees in the third quarter 2007, North America contributed 2 percent organic growth and Global, which comprises Global Specialties and Reinsurance, contributed 2 percent organic growth. Global Specialties showed double-digit organic revenue growth offset by weaker Reinsurance organic growth from declining premium rates and significantly higher retentions by primary underwriters.

    Reported operating margin was 16.2 percent for the quarter ended September 30, 2007 compared with 17.9 percent for the same period last year.

    Adjusted operating margin was 16.2 percent for the quarter ended September 30, 2007, an improvement of 110 basis points from 15.1 percent a year ago, excluding the 2006 gain on sale of the Company's London headquarters and the Shaping our Future initiative expenses. The margin improvement continued to be driven by execution of our Shaping our Future initiatives, cost savings from the 2006 charges, good expense control and lower pension expense. This was tempered by the effect of foreign currency translation in the third quarter 2007 which reduced adjusted operating margin by approximately 100 basis points.

    We continue to estimate that the annualized net benefit from the 2006 Shaping our Future charges will be approximately $20 million in 2007, $30 million by 2008 and $45 million by 2009.

    Reported salaries and benefits expenses were $352 million, or 61.3 percent of total revenues, in the third quarter 2007 compared with reported salaries and benefits expenses of $383 million, or 70.5 percent of total revenues, a year ago. Excluding the 2006 Shaping our Future charges, salaries and benefits as a percentage of revenues decreased to 61.3 percent in the third quarter 2007 from 62.6 percent a year ago.

    Reported (and adjusted) other operating expenses were $116 million, or 20.2 percent of total revenues in the third quarter 2007. This compares with reported other operating expenses of $138 million, or 25.4 percent of revenues, and adjusted other operating expenses of $106 million or 19.5 percent of revenues, in the third quarter 2006. Practical completion of the new building in London was achieved at the end of the second quarter 2007; consequently an additional lease expense of $8 million has been recognized in third quarter 2007 compared to the same period a year ago.

    Nine Months 2007 Financial Results

    Reported net income for the nine months ended September 30, 2007 was $314 million, or $2.12 per diluted share, compared with $301 million, or $1.89 per diluted share a year ago. The results for the nine months ended September 30, 2006 were significantly affected by a $91 million net of tax gain on the sale of the Company's London headquarters and significant expenditure on 2006 Shaping our Future initiatives.

    Excluding those items, reported (and adjusted) net income for the nine months ended September 30, 2007 was $314 million compared with adjusted net income of $269 million a year ago, an increase of 17 percent. Adjusted earnings per diluted share increased 25 percent to $2.12 in the nine months ended September 30, 2007, up from $1.69 a year ago. Earnings per diluted share for the nine months ended September 30, 2007 included a $0.07 benefit from the release of tax provisions relating to prior period tax positions. Foreign currency translation had a negative impact of $0.01 on earnings per diluted share through the nine months ended September 30, 2007 compared with the same period in 2006.

    Total reported revenues for the nine months ended September 30, 2007 were $1.9 billion, an increase of 7 percent compared to the prior year. The effect of foreign currency translation increased reported revenues by 2 percent and net acquisitions of operations increased reported revenues by 1 percent.

    Organic growth in commissions and fees was 4 percent for the nine months ended September 30, 2007. This growth was attributed to net new business won of 5 percent; there was a negative 1 percent impact from declining premium rates tempered by other market factors such as higher commission rates, higher insured values and changes in limits and exposures.

    Reported operating margin was 24.2 percent for the nine months ended September 30, 2007 compared with 23.2 percent for the same period last year.

    Excluding the 2006 gain on sale of the Company's London headquarters and the Shaping our Future initiative expenses, adjusted operating margin was 22.4 percent a year ago compared with 24.2 percent for the nine months ended September 30, 2007, an improvement of 180 basis points. The margin improvement continued to be driven by execution of Shaping our Future initiatives, good expense control and lower pension expense. This was tempered by the negative effect of foreign currency translation in the nine month ended September 30, 2007 of approximately 100 basis points.

    The effective underlying tax rate for the nine months ended
September 30, 2007 was 30.5 percent, excluding the tax effects of the disposal of the London headquarters, share-based compensation and the benefit of the release of tax provisions relating to the resolution of prior period tax positions.

    Capital

    The Board of Directors today declared a regular quarterly cash dividend on the Company's common stock of $0.25 per share, an annual rate of $1.00 per share. The dividend is payable on January 14, 2008 to shareholders of record on December 31, 2007.

    The Company made no additional share repurchases in the third quarter 2007. For the nine months ended September 30, 2007, a total of
11.5 million shares have been repurchased for $458 million under accelerated share repurchase programs (ASRs) as part of the existing $1 billion authorization program. The program for the $400 million ASR announced March 29, 2007 was completed on October 18, 2007 with a final settlement of $23 million. There is $308 million remaining under the $1 billion share buyback authorization, which is anticipated to be utilized by the end of 2008.

    During the nine months ended September 30, 2007, the Company acquired Chicago-based InsuranceNoodle, a leading internet distributor of U.S. small business property-casualty insurance with annual revenues of approximately $6 million. The company also purchased an additional 17 percent holding in Coyle Hamlton Willis, the largest insurance and reinsurance broker, pensions, actuarial and risk management consultancy in the Republic of Ireland, raising its total shareholding to 86 percent.

    As at September 30, 2007, cash and cash equivalents totaled $210 million, total debt was $1.2 billion and total stockholders' equity was approximately $1.3 billion.

    Outlook

    For the full year 2007, Willis expects to continue to grow organic revenue and expand adjusted operating margin modestly to approximately 24 percent.

    The Company expects to deliver breakout financial performance. Specifically, by the full year 2010, the Company has set financial targets of salaries and benefits expense as a percentage of total revenues to be below 54 percent, adjusted operating margin of 28 percent or better and industry leading organic revenue growth.

    "We are building a Company for success in all market environments, delivering solid, profitable growth this quarter despite the soft market," said Mr. Plumeri. "Our plan is to continue to execute Shaping our Future, and drive revenue growth while maintaining our ongoing expense discipline."

    Conference Call and Web Cast

    A conference call to discuss third quarter 2007 results will be held on October 25, 2007 at 8:00 a.m. Eastern Time. To participate in the live teleconference, please dial (888) 566-5771 (domestic) or +1
(210) 839-8503 (international) with a passcode of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Time, and ending November 25, 2007 at 10:00 p.m. Eastern Time, by calling (866) 431-2816 (domestic) or +1
(203) 369-0947 (international) with no passcode, or by accessing the website.

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Including our Associates, we have around 300 offices in some 100 countries, with a global team of approximately 16,000 employees serving clients in some 190 countries. Additional information on Willis may be found on its website www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's condensed consolidated statements of operations for the three and nine months ended September 30, 2007.



                    WILLIS GROUP HOLDINGS LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)

                                           Three months  Nine months
                                               ended         ended
                                           September 30, September 30,
                                           ------------- -------------
                                            2007   2006   2007   2006
                                           ------ ------ ------ ------
Revenues
Commissions and fees                       $  549 $  519 $1,867 $1,743
Investment income                              25     24     72     64
                                           ------ ------ ------ ------
  Total Revenues                              574    543  1,939  1,807
                                           ------ ------ ------ ------
Expenses
Salaries and benefits (including share-
 based compensation of $8, $7, $26, $15)      352    383  1,089  1,082
Other operating expenses                      116    138    341    351
Depreciation expense and amortization of
 intangible assets                             16     17     49     46
Gain on disposal of London headquarters       (3)   (99)    (9)   (99)
Net loss on disposal of operations              -      7      -      7
                                           ------ ------ ------ ------
  Total Expenses                              481    446  1,470  1,387
                                           ------ ------ ------ ------
Operating Income                               93     97    469    420
Interest expense                               17      9     48     27
                                           ------ ------ ------ ------
Income before Income Taxes, Interest in
 Earnings of Associates and Minority
 Interest                                      76     88    421    393
Income taxes                                   12      3    116    101
                                           ------ ------ ------ ------
Income before Interest in Earnings of
 Associates and Minority Interest              64     85    305    292
Interest in earnings of associates, net of
 tax                                            5      6     20     20
Minority interest, net of tax                 (2)    (2)   (11)   (11)
                                           ------ ------ ------ ------
Net Income                                 $   67 $   89 $  314 $  301
                                           ====== ====== ====== ======

Earnings per Share
 - Basic                                   $ 0.47 $ 0.57 $ 2.15 $ 1.92
 - Diluted                                 $ 0.46 $ 0.56 $ 2.12 $ 1.89
                                           ====== ====== ====== ======

Average Number of Shares Outstanding
 - Basic                                      143    157    146    157
 - Diluted                                    145    159    148    159
                                           ====== ====== ====== ======




                    WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions) (unaudited)


1. Definitions of Non-GAAP Financial Measures

We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Organic revenue growth

Organic revenue growth excludes the impact of foreign currency translation, acquisitions and disposals and market remuneration from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Company at the end of the period.

Adjusted other operating expenses, adjusted operating income and adjusted net income

Our 2006 results were impacted by the gain on disposal of our London headquarters, severance costs and other expenditure on strategic initiatives, together with net gains/losses on disposal of operations. We believe that excluding these items from other operating expenses, operating income and net income as applicable, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.




2.  Revenue analysis

Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation, acquisitions and disposals and market remuneration. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following table reconciles this change to organic revenue growth by business unit for the three months ended September 30, 2007:


                                                   Three months ended
                                                     September 30,
                                                  --------------------
                                                                  %
                                                   2007 2006(1) Change
                                                  ----- ------- ------
Global                                            $161     $160   1%
North America                                      185      180   3%
International                                      203      179  13%
                                                  ----- ------- ------
Commissions and fees                               549      519   6%

Investment income                                   25      24    4%
                                                  ----- ------- ------

Total revenues                                    $574     $543   6%
                                                  ===== ======= ======



                                   Change attributable to
                       -----------------------------------------------
                         Foreign    Acquisitions              Organic
                         currency       and         Market     revenue
                        translation   disposals  remuneration  growth
                       ------------ ------------ ------------ --------
Global                     (1)%          0%           0%         2%
North America               0%           1%           0%         2%
International               6%           0%           0%         7%
                       ------------ ------------ ------------ --------
Commissions and fees        2%           0%           0%         4%

Investment income           9%           1%           0%        (6)%
                       ------------ ------------ ------------ --------

Total revenues              2%           1%           0%         3%
                       ============ ============ ============ ========


 (1) Effective January 1, 2007, we changed our management structure. Our UK and Irish retail operations, Willis UK and Ireland, which were previously within our Global division, have been combined with our previously existing international units to create a single International segment (Q3 2006 revenue reclassification of $69 million). The new International segment incorporates all our retail operations outside North America. Our Energy business previously reported in our North America division is now reported within our Global division (Q3 2006 revenue reclassification of $5 million). Our prior period revenue analysis has been adjusted to reflect our new internal reporting structure.




                    WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions) (unaudited)

2.  Revenue analysis (continued)

The following table reconciles the percentage change in reported revenues to organic revenue growth by business unit for the nine months ended September 30, 2007:


                                                   Nine months ended
                                                     September 30,
                                                 ---------------------
                                                                  %
                                                  2007  2006(1) Change
                                                 ------ ------- ------
Global                                            $608   $586     4%
North America                                     570     548     4%
International                                     689     609    13%
                                                 ------ ------- ------
Commissions and fees                             1,867   1,743    7%

Investment income                                  72     64     13%
                                                 ------ ------- ------

Total revenues                                   $1,939 $1,807    7%
                                                 ====== ======= ======



                                   Change attributable to
                       -----------------------------------------------
                         Foreign    Acquisitions              Organic
                         currency       and         Market     revenue
                        translation   disposals  remuneration  growth
                       ------------ ------------ ------------ --------
Global                      1%           1%           0%         2%
North America               0%           0%           0%         4%
International               6%           0%           0%         7%
                       ------------ ------------ ------------ --------
Commissions and fees        2%           1%           0%         4%

Investment income           8%           1%           0%         4%
                       ------------ ------------ ------------ --------

Total revenues              2%           1%           0%         4%
                       ============ ============ ============ ========


(1) Effective January 1, 2007, we changed our management structure. Our UK and Irish retail operations, Willis UK and Ireland, which were previously within our Global division, have been combined with our previously existing international units to create a single International segment (Q3 YTD 2006 revenue reclassification of $214 million). The new International segment incorporates all our retail operations outside North America. Our Energy business previously reported in our North America division is now reported within our Global division (Q3 YTD 2006 revenue reclassification of $13 million). Our prior period revenue analysis has been adjusted to reflect our new internal reporting structure.




3.  Shaping our Future expenses

In third quarter 2006, the Company incurred expenses totaling $84 million ($59 million or $0.37 per diluted share after tax) in connection with the launch of Shaping our Future initiatives for profitable growth.

The following tables provide an analysis by initiative and by expense category of this expenditure:

                                                               Pre-tax
                                                               -------
Initiative
International efficiency review                                $   25
Data center consolidation and Willis Client Service Platform       10
Real estate rationalization                                         9
Reinsurance initiative                                              9
Remodeling London platform                                          7
Small commercial account initiative (United Kingdom)                6
Other, including business closure costs                            18
                                                               ------
                                                               $   84
                                                               ======




                    WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions) (unaudited)

3.  Shaping our Future expenses (continued)

                                                                  Pre-
                                                                   tax
                                                                  ----
Expense category
Salaries and benefits, including severance costs of $25 million   $43
Other operating expenses                                           32
Amortization of intangible assets                                   2
Net loss on disposals of operations                                 7
                                                                  ---
                                                                  $84
                                                                  ===




4.  Adjusted operating income

Adjusted operating income is defined as operating income excluding the 2006 gain on disposal of our London headquarters, 2006 severance costs and other 2006 expenditure on strategic initiatives, and net gain/loss on disposal of operations. Operating income is the most directly comparable GAAP measure, and the following tables reconcile adjusted operating income to operating income for the three months and nine months ended September 30, 2007 and 2006:

                                                  Three months ended
                                                      September 30,
                                                  --------------------
                                                                  %
                                                   2007   2006  Change
                                                  ------ ------ ------
Operating Income, GAAP basis                      $  93  $  97    (4)%
Excluding:
  Gain on disposal of London headquarters             -    (99)
  Severance costs (a)                                 -     25
  Net loss on disposal of operations                  -      7
  Other strategic initiative expenditure (b)          -     52

                                                  ------ ------
Adjusted Operating Income                         $  93  $  82    13%
                                                  ====== ======
Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues                 16.2%  17.9%
                                                  ====== ======
Adjusted Operating Margin or Adjusted Operating
 Income as a percentage of Total Revenues          16.2%  15.1%
                                                  ====== ======




                    WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions) (unaudited)

4.  Adjusted operating income (continued)

                                                   Nine months ended
                                                      September 30,
                                                  --------------------
                                                                  %
                                                   2007   2006  Change
                                                  ------ ------ ------
Operating Income, GAAP basis                      $  469 $  420  12%
Excluding:
  Gain on disposal of London headquarters              -   (99)
  Severance costs (a)                                  -     25
  Net loss on disposal of operations                   -      7
  Other strategic initiative expenditure (b)           -     52

                                                  ------ ------
Adjusted Operating Income                         $  469 $  405  16%
                                                  ====== ======
Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues                 24.2%  23.2%
                                                  ====== ======
Adjusted Operating Margin or Adjusted Operating
 Income as a percentage of Total Revenues          24.2%  22.4%
                                                  ====== ======

a) 2006 severance costs relate to approximately 400 positions identified or eliminated in the third quarter 2006 as part of our Shaping our Future strategic initiatives. Severance costs also arise in the normal course of business and these charges amounted to $1 million in the third quarter 2007 ($1 million in 2006) and $2 million for the nine months ended September 30, 2007 ($5 million in 2006).
b) In addition to severance costs and a net loss on disposal of operations, we incurred significant additional expenditure in 2006 to launch our strategic initiatives, including professional fees, lease termination costs and vacant space provisions.




                    WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                             (unaudited)

5.  Adjusted net income

Adjusted net income is defined as net income excluding the 2006 gain on disposal of our London headquarters, 2006 severance costs and other 2006 expenditure on strategic initiatives, and net gain/loss on disposal of operations,. Net income is the most directly comparable GAAP measure, and the following tables reconcile adjusted net income to net income for the three months and nine months ended September 30, 2007 and 2006:

                                  Three months     Per diluted share
                                      ended        Three months ended
                                  September 30,      September 30,
                                ----------------- --------------------
                                             %                    %
                                2007 2006  Change 2007   2006   Change
                                ---- ----- ------ ----- ------- ------
Net income, GAAP basis          $ 67 $  89  (25)% $0.46 $  0.56  (18)%

Excluding:
  Gain on disposal of London
   headquarters, net of tax
   ($(8))                          -  (91)            -  (0.57)
  Severance costs, net of tax
   ($8) (a)                        -    17            -    0.11
  Net loss on disposal of
   operations, net of tax ($2)     -     5            -    0.03
  Other strategic initiative
   expenditure, net of tax ($15)
   (b)                             -    37            -    0.23

                                ---- -----        ----- -------
Adjusted net income             $ 67 $  57    18% $0.46 $  0.36    28%
                                ==== =====        ===== =======
Diluted shares outstanding, GAAP
basis                            145   159
                                ==== =====




                    WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                             (unaudited)

5.  Adjusted net income (continued)

                                    Nine months     Per diluted share
                                        ended       Nine months ended
                                   September 30,      September 30,
                                  ---------------- -------------------
                                              %                   %
                                  2007 2006 Change 2007   2006  Change
                                  ---- ---- ------ ----- ------ ------
Net income, GAAP basis            $314 $301     4% $2.12  $1.89    12%

Excluding:
  Gain on disposal of London
   headquarters, net of tax ($(8))   - (91)            - (0.57)
  Severance costs, net of tax ($8)
   (a)                               -   17            -   0.11
  Net loss on disposal of
   operations, net of tax ($2)       -    5            -   0.03
  Other strategic initiative
   expenditure, net of tax ($15)
   (b)                               -   37            -   0.23

                                  ---- ----        ----- ------
Adjusted net income               $314 $269    17% $2.12  $1.69    25%
                                  ---- ----        ----- ------
Diluted shares outstanding, GAAP
basis                              148  159
                                  ==== ====

a) 2006 severance costs relate to approximately 400 positions identified or eliminated in the third quarter 2006 as part of our Shaping our Future strategic initiatives. Severance costs also arise in the normal course of business and these charges amounted to $1 million in the third quarter 2007 ($1 million in 2006) and $2 million for the nine months ended September 30, 2007 ($5 million in 2006).
b) In addition to severance costs and a net loss on disposal of operations, we incurred significant additional expenditure in 2006 to launch our strategic initiatives, including professional fees, lease termination costs and vacant space provisions.




         WILLIS GROUP HOLDINGS LIMITED, FINANCIAL SUPPLEMENT
                 (in millions, except per share data)
                             (unaudited)

                            2006                        2007
                ----------------------------- ------------------------
                 Q1    Q2    Q3    Q4    FY    Q1    Q2    Q3   Q3 YTD
                ----- ----- ----- ----- ----- ----- ----- ----- ------
Revenues (1)
   Global        $241  $185  $160  $151  $737  $261  $186  $161   $608
   North America  178   190   180   208   756   188   197   185    570
   International  233   197   179   239   848   266   220   203    689
                ----- ----- ----- ----- ----- ----- ----- ----- ------
Commissions and
 fees             652   572   519   598 2,341   715   603   549  1,867
Investment
 income            19    21    24    23    87    24    23    25     72
                ----- ----- ----- ----- ----- ----- ----- ----- ------
   Total
    Revenues      671   593   543   621 2,428   739   626   574  1,939
                ----- ----- ----- ----- ----- ----- ----- ----- ------
Expenses
Salaries and
 benefits         348   351   383   375 1,457   377   360   352  1,089
Other operating
 expenses         105   108   138   103   454   111   114   116    341
Depreciation
 expense and
 amortization of
 intangible
 assets            14    15    17    17    63    16    17    16     49
Gain on disposal
 of London
 headquarters       -     -  (99)   (3) (102)   (3)   (3)   (3)    (9)
Net loss/(gain)
 on disposal of
 operations         -     -     7   (3)     4     -     -     -      -
                ----- ----- ----- ----- ----- ----- ----- ----- ------
   Total
    Expenses      467   474   446   489 1,876   501   488   481  1,470
                ----- ----- ----- ----- ----- ----- ----- ----- ------
Operating Income  204   119    97   132   552   238   138    93    469
Operating Income
 margin         30.4% 20.1% 17.9% 21.3% 22.7% 32.2% 22.0% 16.2%  24.2%
Interest expense    9     9     9    11    38    12    19    17     48
                ----- ----- ----- ----- ----- ----- ----- ----- ------

Income before
 Income Taxes,
 Interest in
 Earnings of
 Associates and
 Minority
 Interest         195   110    88   121   514   226   119    76    421
Income taxes       62    36     3  (38)    63    68    36    12    116
                ----- ----- ----- ----- ----- ----- ----- ----- ------

Income before
 Interest in
 Earnings of
 Associates and
 Minority
 Interest         133    74    85   159   451   158    83    64    305
Interest in
 earnings of
 associates, net
 of tax            14     -     6   (4)    16    19   (4)     5     20
Minority
 interest, net
 of tax           (7)   (2)   (2)   (7)  (18)   (8)   (1)   (2)   (11)
                ----- ----- ----- ----- ----- ----- ----- ----- ------
Net Income       $140   $72   $89  $148  $449  $169   $78   $67   $314
                ===== ===== ===== ===== ===== ===== ===== ===== ======

Earnings per
 Share
- Diluted       $0.88 $0.45 $0.56 $0.94 $2.84 $1.10 $0.54 $0.46  $2.12
                ===== ===== ===== ===== ===== ===== ===== ===== ======
Average Number
 of Shares
 Outstanding
- Diluted         159   159   159   157   158   154   145   145    148
                ===== ===== ===== ===== ===== ===== ===== ===== ======

(1) As described in Note 2, our prior period revenue analysis has been adjusted to reflect our 2007 internal reporting structure.



    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, 212-915-8084
             kerry.calaiaro@willis.com
             or
             Media:
             Valerie Di Maria, 212-915-8272
             valerie.dimaria@willis.com